Exhibit 99.1

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Farmland Partners Inc. Reports Second Quarter 2026 Results

Strong Performance Driven By Portfolio Improvement

DENVER, July 29, 2026 (BUSINESS WIRE) -- Farmland Partners Inc. (NYSE: FPI) (“FPI” or the “Company”) today reported financial results for the quarter ended June 30, 2026.

Selected Highlights

For the quarter ended June 30, 2026, the Company:

●	recorded net income of $3.1 million, or $0.07 per share available to common stockholders, compared to $7.8 million, or $0.15 per share available to common stockholders for the same period in 2025;
●	recorded AFFO of $1.7 million, or $0.04 per share, compared to $1.3 million, or $0.03 per share, for the same period in 2025;
●	recognized Net Operating Income (“NOI”) of $7.1 million, an increase of 2.9%, compared to the same period in 2025 (a 4.7% increase year-to date compared to the same period in 2025);
●	made repayments of $8.0 million against the Company’s lines of credit reducing debt as a percentage of gross book value to 35.5%;
●	completed the disposition of one property for consideration of approximately $7.0 million and recognized a gain on sale of $3.5 million; and
●	increased the low end of the 2026 AFFO per share guidance range to $0.31 from $0.30. The top end of the range remains at $0.35 per share.

CEO Comments

Luca Fabbri, President and Chief Executive Officer, commented: “We continue to deliver strong total returns to our shareholders by generating consistent cash flow from efficient operations and strong performance of our core business, aided by a resilient farm economy. We continue to evaluate further opportunities for asset disposals in the remainder of the year, generating proceeds that may be used to reduce debt or fund stock buybacks. Over the past several years, we have focused on creating a leaner corporate structure while streamlining our core business. Those efforts are translating into improved operating profitability and stronger cash flow from operations. We remain confident in both our business model and the enduring strength of farmland as a low-volatility, total-return asset class. We look forward to a strong remainder of the year.”

Financial and Operating Results

●	The table below shows financial and operating results for the three and six months ended June 30, 2026 and 2025 (unaudited).

(in thousands)	For the three months ended June 30,			For the six months ended June 30,
Financial Results:	2026	2025	Change	2026	2025	Change
Net Income	$3,131	$7,792	(59.8)%	$3,777	$9,885	(61.8)%
Net income available to common stockholders ⁽¹⁾	$0.07	$0.15	(53.3)%	$0.08	$0.18	(55.6)%
AFFO (2)	$1,694	$1,297	30.6%	$3,769	$3,581	5.2%
AFFO per weighted average common share	$0.04	$0.03	33.3%	$0.09	$0.08	12.5%
Adjusted EBITDAre (2)	$4,801	$4,469	7.4%	$9,808	$10,151	(3.4)%

Operating Results:
Total Operating Revenues	$9,397	$9,960	(5.7)%	$19,499	$20,212	(3.5)%
Net Operating Income (NOI)	$7,092	$6,890	2.9%	$15,696	$14,998	4.7%

(1)	Basic net income per share available to common stockholders. See “Note 9—Stockholders’ Equity and Non-controlling Interests” in the Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, when filed, for more information.
(2)	The six months ended June 30, 2026 and 2025 included approximately $0.5 million and $1.0 million, respectively, of income as a result of a solar lease arrangement with a tenant.
●	See “Non-GAAP Financial Measures” below for complete definitions of AFFO, Adjusted EBITDAre, and NOI and the financial tables accompanying this press release for reconciliations of net income to AFFO, Adjusted EBITDAre and NOI.

Acquisition and Disposition Activity

●	During the six months ended June 30, 2026, the Company completed no acquisitions of properties.
●	During the six months ended June 30, 2026, the Company completed dispositions consisting of two properties for approximately $16.4 million in aggregate consideration and recognized an aggregate net gain on sale of $3.3 million.

Balance Sheet

●	The Company had total debt outstanding of approximately $224.8 million at June 30, 2026 compared to total debt outstanding of approximately $161.6 million at December 31, 2025. The Company used approximately $68.2 million of debt in February 2026 to redeem all outstanding Series A preferred units.
●	At June 30, 2026, the Company had access to liquidity of $133.8 million, consisting of $11.4 million in cash and $122.4 million in undrawn availability under its credit facilities. The Company’s estimated debt to enterprise value was approximately 35% at June 30, 2026.
●	As of July 24, 2026, the Company had 43,923,735 shares of common stock outstanding on a fully diluted basis.

Dividend Declarations

On July 28, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.09 per share of common stock and Class A Common OP unit. The dividends are payable on October 15, 2026 to stockholders and common unit holders of record as of October 1, 2026.

2026 Earnings Guidance and Supplemental Package

For the Company’s 2026 AFFO per share earnings guidance, please see page 15 of the supplemental package, which can be accessed through the Investor Relations section of the Company's website.

Conference Call Information

The Company has scheduled a conference call on July 30, 2026, at 11:00 a.m. (U.S. Eastern Time) to discuss the financial results and provide a company update.

The call can be accessed live over the phone by dialing 1-833-461-5787 and using the conference ID 624079146. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com.

A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to third-party farmers (both tenant and non-tenant) and landowners secured by farm real estate and/or other agricultural related assets. As of June 30, 2026, the Company owned approximately 70,100 acres of farmland in 11 states, including Arkansas, California, Colorado, Illinois, Indiana, Louisiana, Missouri, Nebraska, South Carolina, Texas and West Virginia. In addition, the Company owns land and buildings for four agriculture equipment dealerships in Ohio leased to Ag Pro under the John Deere brand. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014. Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook and the outlook for the farm economy generally, proposed and pending acquisitions and dispositions, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance, and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the ongoing wars in Ukraine and Iran and other geopolitical tensions and their impacts on the world agriculture market, world food supply, the farm economy generally, and our tenants’ businesses; changes in trade policies in the United States and other countries that import agricultural products from the United States, including the imposition of tariffs; high inflation and elevated interest rates; the onset of an economic recession in the United States and other countries that impact the farm economy; extreme weather events, such as droughts, tornadoes, hurricanes, wildfires or floods; the impact of future public health crises on our business and on the economy and capital markets generally; general volatility of the capital markets and the market price of the Company’s common stock; changes in the Company’s business strategy, availability, terms and deployment of capital; the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all; availability of qualified personnel; changes in the Company’s industry, interest rates or the general economy; adverse developments related to crop yields or crop prices; the degree and nature of the Company’s competition; the outcomes of ongoing litigation; the timing, price or amount of repurchases, if any, under the Company's share repurchase program; the ability to consummate acquisitions or dispositions under contract; and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the Company’s other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Consolidated Balance Sheets

Farmland Partners Inc.

Consolidated Balance Sheets

As of June 30, 2026 (Unaudited) and December 31, 2025

(in thousands, except par value and share data)

	June 30,	December 31,
	2026	2025
ASSETS
Land, at cost	$552,060	$565,002
Grain facilities	7,249	7,476
Groundwater	8,858	8,858
Irrigation improvements	22,240	22,741
Drainage improvements	6,385	6,401
Permanent plantings	27,683	28,049
Other	3,222	3,334
Construction in progress	1,378	1,190
Real estate, at cost	629,075	643,051
Less accumulated depreciation	(27,944)	(26,783)
Total real estate, net	601,131	616,268
Cash and cash equivalents	11,419	9,293
Loans and financing receivables, net	76,388	80,232
Right of use asset, net	429	169
Accounts receivable, net	2,860	4,408
Derivative asset	—	141
Inventory	2,964	2,316
Equity method investments	3,880	4,245
Prepaid and other assets	729	1,993
TOTAL ASSETS	$699,800	$719,065

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$223,885	$160,842
Lease liability	429	169
Dividends payable	4,053	11,483
Accrued interest	2,302	2,116
Accrued property taxes	1,318	1,411
Deferred revenue	1,635	1,243
Accrued expenses	3,066	3,831
Total liabilities	236,688	181,095

Commitments and contingencies

Redeemable non-controlling interest in operating partnership, Series A preferred units	—	70,583

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 43,628,639 shares issued and outstanding at June 30, 2026, and 43,093,127 shares issued and outstanding at December 31, 2025	436	431
Additional paid in capital	526,217	520,899
Retained earnings	120,860	117,314
Cumulative dividends	(187,509)	(179,641)
Other comprehensive income	—	350
Non-controlling interests in operating partnership	3,108	8,034
Total equity	463,112	467,387

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$699,800	$719,065

Consolidated Statements of Operations of Operations

Farmland Partners Inc.

Consolidated Statements of Operations

Three and Six Months Ended June 30, 2026 and 2025 (Unaudited)

(in thousands except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
OPERATING REVENUES:
Rental income	$5,705	$6,024	$12,002	$12,994
Crop sales	1,080	1,439	1,344	2,286
Other revenue	2,612	2,497	6,153	4,932
Total operating revenues	9,397	9,960	19,499	20,212

OPERATING EXPENSES
Depreciation, depletion and amortization	905	1,130	1,815	2,303
Property operating expenses	1,427	1,606	2,643	3,086
Cost of goods sold	878	1,464	1,160	2,128
Provision for credit loss allowance	782	—	2,601	69
Acquisition and due diligence costs	—	(3)	—	2
General and administrative expenses	1,691	2,413	3,617	4,965
Legal and accounting	312	657	679	1,101
Impairment of assets	751	16,821	751	16,821
Other operating expenses	—	5	—	17
Total operating expenses	6,746	24,093	13,266	30,492

OTHER (INCOME) EXPENSE:
Other (income)	(43)	(123)	(69)	(256)
(Income) from equity method investment	(17)	(3)	(38)	(2)
(Gain) on disposition of assets, net	(3,527)	(24,228)	(3,272)	(24,991)
Interest expense	3,083	2,437	5,804	5,075
Total other (income) expense	(504)	(21,917)	2,425	(20,174)

Net income before income tax (benefit) expense	3,155	7,784	3,808	9,894

Income tax (benefit) expense	24	(8)	31	9

NET INCOME	3,131	7,792	3,777	9,885

Net (income) attributable to non-controlling interests in operating partnership	(21)	(190)	(27)	(244)

Net income attributable to the Company	3,110	7,602	3,750	9,641

Dividend equivalent rights allocated to performance-based unvested restricted shares	(8)	(4)	(16)	(8)
Nonforfeitable distributions allocated to time-based unvested restricted shares	(23)	(19)	(45)	(39)
Distributions on Series A Preferred Units	—	(743)	(204)	(1,486)

Net income available to common stockholders of Farmland Partners Inc.	$3,079	$6,836	$3,485	$8,108

Basic and diluted per common share data:
Basic net income available to common stockholders	$0.07	$0.15	$0.08	$0.18
Diluted net income available to common stockholders	$0.07	$0.14	$0.08	$0.18
Basic weighted average common shares outstanding	43,368	45,248	43,283	45,418
Diluted weighted average common shares outstanding	43,368	53,984	43,283	54,184
Dividends declared per common share - regular and special	$0.09	$0.06	$0.18	$0.12

Reconciliation of Non-GAAP Measures

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Three and Six Months Ended June 30, 2026 and 2025 (Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
(in thousands except per share amounts)	2026	2025	2026	2025
Net income	$3,131	$7,792	$3,777	$9,885
(Gain) on disposition of assets, net	(3,527)	(24,228)	(3,272)	(24,991)
Depreciation, depletion and amortization	905	1,130	1,815	2,303
Impairment of assets	751	16,821	751	16,821
FFO (1)	$1,260	$1,515	$3,071	$4,018

Stock-based compensation	434	528	902	1,047
Real estate related acquisition and due diligence costs	—	(3)	—	2
Distributions on Series A Preferred Units	—	(743)	(204)	(1,486)
AFFO (1)	$1,694	$1,297	$3,769	$3,581

AFFO per diluted weighted average share data:

AFFO weighted average common shares	44,008	46,765	43,987	46,972

Net income available to common stockholders of Farmland Partners Inc.	$0.07	$0.15	$0.08	$0.18
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.00	0.03	0.00	0.03
Depreciation, depletion and amortization	0.02	0.02	0.04	0.05
Impairment of assets	0.02	0.36	0.02	0.36
Stock-based compensation	0.01	0.01	0.02	0.02
(Gain) on disposition of assets, net	(0.08)	(0.52)	(0.07)	(0.53)
Distributions on Series A Preferred Units	0.00	(0.02)	0.00	(0.03)
AFFO per diluted weighted average share (1)	$0.04	$0.03	$0.09	$0.08

	For the three months ended June 30,		For the six months ended June 30,
(in thousands)	2026	2025	2026	2025
Net income	$3,131	$7,792	$3,777	$9,885
Interest expense	3,083	2,437	5,804	5,075
Income tax (benefit) expense	24	(8)	31	9
Depreciation, depletion and amortization	905	1,130	1,815	2,303
Impairment of assets	751	16,821	751	16,821
(Gain) on disposition of assets, net	(3,527)	(24,228)	(3,272)	(24,991)
EBITDAre (1)	$4,367	$3,944	$8,906	$9,102

Stock-based compensation	434	528	902	1,047
Real estate related acquisition and due diligence costs	—	(3)	—	2
Adjusted EBITDAre (1)	$4,801	$4,469	$9,808	$10,151

(1)	The six months ended June 30, 2026 and 2025 included approximately $0.5 million and $1.0 million, respectively, of income as a result of a solar lease arrangement with a tenant.

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Three and Six Months Ended June 30, 2026 and 2025 (Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
($ in thousands)	2026	2025	2026	2025
OPERATING REVENUES:
Rental income	$5,705	$6,024	$12,002	$12,994
Crop sales	1,080	1,439	1,344	2,286
Other revenue	2,612	2,497	6,153	4,932
Total operating revenues	9,397	9,960	19,499	20,212

Property operating expenses	1,427	1,606	2,643	3,086
Cost of goods sold	878	1,464	1,160	2,128
NOI	7,092	6,890	15,696	14,998

Depreciation, depletion and amortization	905	1,130	1,815	2,303
Provision for credit loss allowance	782	—	2,601	69
Acquisition and due diligence costs	—	(3)	—	2
General and administrative expenses	1,691	2,413	3,617	4,965
Legal and accounting	312	657	679	1,101
Impairment of assets	751	16,821	751	16,821
Other operating expenses	—	5	—	17
Other (income)	(43)	(123)	(69)	(256)
(Income) from equity method investment	(17)	(3)	(38)	(2)
(Gain) on disposition of assets, net	(3,527)	(24,228)	(3,272)	(24,991)
Interest expense	3,083	2,437	5,804	5,075
Income tax (benefit) expense	24	(8)	31	9
NET INCOME	$3,131	$7,792	$3,777	$9,885

Non-GAAP Financial Measures

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures to be useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms in exactly the same way as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit. Nareit defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), impairment write-downs of depreciated property, and adjustments associated with impairment write-downs for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the Nareit definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs, stock-based compensation and incentive, deferred impact of interest rate swap terminations and distributions on the Company’s preferred units.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of Nareit’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance. Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures. Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by Nareit in its September 2017 White Paper. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP. The Company believes that EBITDAre is a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance. Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and incentive and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with Nareit’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue), less property operating expenses (direct property expenses and real estate taxes), less cost of goods sold. Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.